FOR IMMEDIATE RELEASE

STANLEY WORKS TO ACQUIRE HSM ELECTRONIC PROTECTION FOR $545 MILLION CASH

Also Announces Formation of Convergent Security Solutions and Mechanical Access Solutions Business Units Within Stanley Security Solutions

New Britain, CT, December 14, 2006: The Stanley Works (NYSE: SWK) announced that it has entered into an agreement to purchase HSM Electronic Protection Services, Inc. (“HSM”) from private investors for $545 million cash. HSM, based in Lisle, IL, provides security alarm monitoring services and access control systems to commercial customers via a Minneapolis, MN monitoring hub central station and a network of branch locations across the U.S. HSM combines world class service and installation capabilities with a broad customer base and is the fourth largest electronic security company and second largest commercial monitoring company in North America.

John F. Lundgren, Chairman and Chief Executive Officer, commented: “The addition of HSM to our electronic security business is a significant step toward enhancing our value proposition, as virtually all of our existing security customers also purchase these services. The acquisition will enable us to increase utilization of our extensive network of field technicians thus enhancing overall profitability. The addition of monitoring also enables us to forge longer term customer relationships involving value-added services and recurring revenues, which should help to reposition electronic security as a higher profit and higher growth business for Stanley.”

Stanley Convergent Security Solutions

In connection with the acquisition of HSM, the company announced the formation of a new business unit, Stanley Convergent Security Solutions, which will include its existing electronic access control and systems integration activities as well as commercial monitoring. This new unit, with annual revenues of approximately $600 million, including HSM, will operate under the leadership of Brett Bontrager, currently Vice President – Corporate Business Development for Stanley. Mr. Bontrager will report directly into the Corporate Executive Office (CEO & CFO) and will oversee HSM and the existing Stanley electronic security businesses, including their combination and integration.

A strong and experienced management team headed by Tim Whall, President and COO of HSM, will join Stanley and work together with Mr. Bontrager and existing electronic security management in North America and elsewhere to execute a profitable growth strategy. Mr. Whall is a security industry veteran with more than 25 years of management experience. He joined HSM in 2004 after serving as Executive Vice President of Field Operations with ADT, the security monitoring industry market leader. Previously he held various positions at SecurityLink over a 10-year period, most recently serving as its President.

The reorganization and renaming of the Security businesses enhances Stanley’s leadership position in electronic security for commercial customers during a period of rapid industry change including, most notably, the convergence of physical security and information based security and the migration to internet protocol (IP) security networks. With the acquisition of HSM and the organization changes announced today, Stanley is uniquely positioned to serve its customers in this fast growing, evolving market.

Stanley Mechanical Access Solutions

The company also announced the formation of a new Stanley Mechanical Access Solutions business unit, comprising its existing commercial lock business, automatic doors and all hardware-related business activities. This unit, with annual revenues of approximately $800 million, will be led by Justin Boswell, currently President, Stanley Security Solutions.

Mr. Lundgren added, “Under Justin’s leadership, Stanley has grown its Security activities from $100 million in 2001 to almost $900 million in revenues with higher than line average profitability. In reflecting upon this period of rapid growth, it is clear that we have created two unique businesses with distinct operating characteristics, core competencies and strategic imperatives. The formation of two business units with dedicated leadership, while maintaining cross-selling initiatives, will enable us to realize the full potential of both businesses going forward.” Mechanical Access Control represents an area of significant strategic importance to Stanley. It is among our highest margin businesses and has good growth potential, both organically and through global expansion.“

The organization changes referenced herein will become effective January 1, 2007. The company plans to reevaluate its segment reporting in connection with its scheduled 2006 10-K filing and ascertain whether any changes would be appropriate at that time.

Additional Information

Stanley will purchase 100% of the shares of HSM. Both companies’ Boards of Directors have approved the transaction, which remains subject to regulatory approvals and other customary conditions. Commercial security monitoring companies are typically valued on a multiple of recurring monthly revenues (“RMR”). The purchase price for HSM is approximately 60x RMR, 2.7x annual total revenues and 12x EBITDA. The transaction is expected to close early in 2007. Based upon the current number of shares outstanding, this transaction is expected to be neutral to 2007 earnings, increasing to $0.20 to $0.25 per fully-diluted share accretion by the third year (2009) and $0.35 to $0.45 by the fifth year (2011).

Stanley remains committed to its current credit ratings and intends to fund this transaction with a combination of available cash, debt and equity-linked convertible debt, which it believes will be consistent with maintaining those ratings. The company does not anticipate the need to issue common equity in the short term in order to achieve this objective.

A conference call with investors has been scheduled for 1:00 pm Eastern time today to discuss the information in this release. The call is accessible by telephone at (800) 267-8424 (domestic) and (706) 634-0695 (international) and via the Internet at http://www.stanleyworks.com/ by selecting “Investor Relations”. A slide presentation to accompany the call will be available at http://www.stanleyworks.com/ and will remain available for one week after the call.

A replay of the call will also be available two hours after the completion of the conference call and will remain available for one week and can be accessed at (800) 642-1687 (domestic) or (706) 645-9291 (international) by entering the conference identification number 4540742.

Additional Information about HSM

A leader in commercial monitoring with a nationally recognized brand and execution capabilities, HSM is well positioned to benefit from strength in the commercial monitoring marketplace and its ability to serve large, national accounts. HSM’s excellent customer satisfaction levels have engendered outstanding customer loyalty and low attrition rates.

Recurring monthly revenues from commercial monitoring activities represent an important element of HSM’s approximately $200 million of annual revenues, with additional revenues generated from security system and equipment installation and repair services. A one-time installation fee (including cost of equipment) is billed at commencement of contracts. Additionally, monthly monitoring fees are charged over the life of contracts, for which a typical length is five years, and service fees are generated from repairs that are not covered by warranty. Additional information on HSM can be found at www.hsmsecurity.com.

Additional Information About The Stanley Works

The Stanley Works, an S&P 500 company with estimated 2006 revenues of $4 billion, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, commercial, industrial and consumer use. For over 163 years, the Stanley® brand has been synonymous with quality, reliable products. Its well-known tool and storage brands include Stanley® as well as FatMax®, Husky®, Facom®, Bostitch®, Jensen®, Mac®, National®, Proto®, La Bounty®, Vidmar®, CST®, David White® and ZAG®. Security Solutions brands include Stanley®, Best®, Blick® and Frisco Bay®. The company employs approximately 20,000 associates. More information about The Stanley Works can be found at http://www.stanleyworks.com/.

Contact: Gerry Gould — VP, Investor Relations

(860) 827-3833

ggould@stanleyworks.com

The Stanley Works corporate press releases are available in the Investor Relations section of the company’s Internet web site at www.stanleyworks.com.

CAUTIONARY STATEMENT

Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, including but not limited to those regarding the Company’s ability to (i) close the acquisition of HSM early in 2007; (ii) deliver results with respect to the acquired business such that the acquisition is neutral to 2007 earnings, generates 20 to 25 cents per fully diluted share accretion by 2009, and generates 35 to 45 cents per fully diluted share accretion by 2011; and (iii) to fund the transaction in a manner that will maintain the company’s current credit ratings are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the receipt of required regulatory approvals and satisfaction of other conditions to closing within anticipated time frames; (ii) the Company’s ability to successfully integrate the HSM acquisition while limiting associated costs; (iii) the success of the Company’s effort to build a growth platform and market leadership in Security Solutions; (iv) the Company’s success at identifying and developing new markets for Security Solutions; (v) the success of the Company’s efforts to manage costs; (vi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (vii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (viii) the Company’s ability to obtain favorable settlement of routine tax audits; (ix) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (x) the continued ability of the Company to access credit markets under satisfactory terms; (xi) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, services, materials and products.: (xii) the ability of the Company’s employees to adapt to changes made within the organization and to meet or exceed expectations; (xiii) the ability to continue successfully managing and defending claims and litigation; (xiv) the absence or mitigation of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (xv) the Company’s ability to continue improvements in working capital, including inventory reductions and payment terms.

The Company’s ability to achieve the results will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program, the strength of the U.S. economy and the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.